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                                                                    EXHIBIT 99.4

                             GLOBAL GOLD INC. S.A.
                            [GLOBAL GOLD INC. LOGO]


                                                     Robert and Calvario
                                                         Concessions
                                                  --------------------------
                                                       PROJECT LOCATION
                                                              MAP
                                                  --------------------------


                                [MAP OF BOLIVIA]


         Av. Arce Edificio Torre de las Americas Of. 1701 - Telefono -
                         Fax: 360569 - La Paz - Bolivia



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